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                                                                    Exhibit 99.5

MAY 29, 2001 - OPEN MARKET ANNOUNCES COMMITTED EQUITY LINE FINANCING FACILITY OF
               UP TO $40,000,000

       BURLINGTON, MASS, May 29, 2001 -- Open Market, Inc. (Nasdaq: OMKT) a leading provider of content-driven e-business solutions announced today that it has entered into a definitive binding agreement with an institutional investor to provide the Company with up to $40,000,000 in equity financing, via periodic sales of common stock over a 24 month term.

       Under this new agreement, Open Market will have the right, but not the obligation, to obtain the financing through the issuance of common stock to the investor in a series of periodic draw downs. The shares may be sold to the investor during this 24 month period at times and in amounts, subject to certain minimum and maximum volumes, determined at the company's sole discretion.

       The sale of shares is subject to certain other conditions, including the effectiveness of a registration statement for resale of any shares purchased by the investor under this equity line and shares of common stock issuable upon the exercise of certain related warrants. Pricing for shares issuable under the equity line will be based upon the weighted average price of Open Market's stock during the term. Open Market will use the funds received from sales under this financing arrangement for working capital and other general corporate purposes.

       The shares referred to in this press release may not be sold nor may offers to buy be accepted prior to the time a registration statement relating to the resale of the shares has been filed and becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Open Market, Inc.

       Open Market, Inc. makes content-driven e-business solutions that enable enterprises to better manage interactions with their site visitors, customers, employees, and channels. Leveraging the new Java(TM) 2 Platform Enterprise Edition (J2EE(TM)) standard, the Company's software products are built with Java, JSP and XML and are layered on top of popular application servers like the BEA WebLogic Server, the IBM WebSphere Application Server and the iPlanet Application Server. Open Market's roster of global customers includes publishers and media companies like The McGraw-Hill Companies, The Washington Post, and The New York Times Company; financial services companies like Chase Manhattan Bank, GE Capital and The Hartford Financial Services Group; and manufacturers like 3Com, BASF and Milacron. The company, headquartered in Burlington, Massachusetts, has customers in 42 countries. Open Market's international head office is in the U.K. with additional offices in Australia, Canada, France, Germany, Italy, Japan, The Netherlands and Singapore. Open Market can be reached by calling 1-888-OPEN-MKT (toll-free) or 1-781-359-3000 in the U.S. or +44-1753-838-000 in the U.K. or by visiting http://www.openmarket.com.

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       NOTE: The statements contained in this release regarding access to capital under this equity line financing facility, our new products, strategic alliances and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to us as of the date hereof, and we disclaim any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include our ability to prepare, file and go effective on a registration statement covering the securities, our ability to maintain compliance with the covenants set forth in the purchase agreement and otherwise meet the conditions to sell shares to the investor and other factors set forth under the heading "Certain Factors That May Affect Future Results" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. These include risks and uncertainties relating to: our history of operating losses, our ability to execute on our revised strategic plan, our ability to effectively restructure our operations, market acceptance of new product releases, continued development and growth of the content management product market, dependence on third party technology, difficulty in predicting quarterly results, lengthy sales cycles for our products, development and maintenance of relationships with our service partners, competitive pressures, product development and rapid technological change, attracting and retaining key employees, risks associated with international operations, dependence on intellectual property rights, possible changes in government regulations, dependence on the continued development and maintenance of the Internet, security issues, litigation and the costs thereof.

Copyright (C) 2001, Open Market Inc; One Wayside Road, Burlington, MA 01803, U.S.A; 781-359-3000.